Document
EXHIBIT 3.2

AMENDED AND RESTATED

BYLAWS

OF ANSYS, INC.

ARTICLE I

OFFICES

SECTION 1. REGISTERED OFFICE. The registered office of ANSYS, Inc. (the “Company”) shall be established and maintained at the office of The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, in the State of Delaware, and said corporation shall be the registered agent of the Company in charge thereof.

SECTION 2. OTHER OFFICES. The Company may have other offices, either within or without the State of Delaware, at such place or places as the board of directors of the Company (the “Board of Directors”) may from time to time appoint or the business of the Company may require.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of directors, and for such other business as may be stated in the notice of the meeting, shall be held at such place, either within or without the State of Delaware, and at such time and date as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting. In the event the Board of Directors fails to so determine the place of meeting, the annual meeting of stockholders shall be held at the offices of the Company.

At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting.

SECTION 2. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these Bylaws shall be entitled to one vote, in person or by proxy, for each share of stock entitled to vote held by such stockholder, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. All elections for directors and all other questions shall be decided by majority vote except as otherwise provided by the Certificate of Incorporation or the laws of the State of Delaware; provided that if the number of nominees standing for election at any meeting of the stockholders exceeds the number of directors to be elected, the election for such directors shall be decided by plurality vote.

A complete list of the stockholders entitled to vote at the ensuing election, arranged in alphabetical order, with the address of each and the number of shares held by each, shall be open to the examination of any stockholder for any purpose germane to the meeting during ordinary business hours, for a period of at least ten days beginning on the tenth day prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the meeting and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

SECTION 3. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the presence, in person or by proxy, of stockholders holding a majority of the stock of the Company entitled to vote shall constitute a quorum at all meetings of the stockholders. In case a quorum shall not be present at any meeting, a majority in interest of the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of stock entitled to vote shall be present. At any such adjourned meeting at which the requisite amount of stock entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; provided, however, that only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

SECTION 4. SPECIAL MEETINGS. Special meetings of the stockholders for any purpose or purposes may be called by the President or Secretary of the Company or by resolution of the Board of Directors and shall be held at such place, either within or without the State of Delaware, and at such time and date as set forth in the notice of the meeting.

SECTION 5. NOTICE OF MEETINGS. Written notice, stating the place, date and time of the meeting, and the general nature of the business to be considered, shall be given to each stockholder entitled to vote thereat at his, her or its address as it appears on the records of the Company not less than ten nor more than sixty days before the date of the meeting. No business other than that stated in the notice shall be transacted at any meeting without the unanimous consent of all the stockholders entitled to vote thereat.

SECTION 6. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

ARTICLE III

DIRECTORS

SECTION 1. NUMBER AND TERM. The number of directors shall be not less than one (1); provided, that the reduction of the authorized number of directors shall not have the effect of removing any director before that director’s term of office expires. The first Board of Directors shall consist of one (1) director. Thereafter, within the limits specified above, the number of directors shall be determined by the Board of Directors. The directors shall be elected at the annual meeting of the stockholders and each director shall be elected to serve until the earliest of his or her removal in accordance with Article III, Section 4, resignation in accordance with Article III, Section 2 or death or until his or her successor shall be elected and take office. Directors need not be stockholders.

SECTION 2. RESIGNATIONS. Any director or member of a committee of the Board of Directors may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President or Secretary of the Company. Unless expressly specified in such resignation, the acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. VACANCIES. If the office of any director or member of a committee of the Board of Directors becomes vacant, the remaining directors in office, though less than a quorum, by a majority vote, may appoint any qualified person to fill such vacancy and such person shall hold office for the unexpired term and until his or her successor shall be duly chosen.

SECTION 4. REMOVAL. Except as hereinafter provided, any director or directors may be removed either for or without cause at any time by the affirmative vote of the holders of a majority of all the shares of stock outstanding and entitled to vote at a special meeting of the stockholders called for the purpose and the vacancies thus created may be filled at the meeting held for the purpose of removal by the affirmative vote of a majority in interest of the stockholders entitled to vote.

SECTION 5. INCREASE OF NUMBER. The number of directors may be increased by amendment of these Bylaws or by the affirmative vote of a majority of the directors, though less than a quorum, or by the affirmative vote of a majority interest of the stockholders at the annual meeting or at a special meeting called for that purpose, and by like vote the additional directors may be chosen at such meeting to hold office until the earliest of his or her removal in accordance with Article III, Section 4, resignation in accordance with Article III, Section 2 or death or until his or her successor shall be elected and take office.

SECTION 6. POWERS. The Board of Directors shall exercise all of the powers of the Company, except such as are by law, by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders.

SECTION 7. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the Board of Directors, designate one or more committees consisting of one or more directors of the Company. The Board of Directors may designate one or more directors as alternate members of any committee who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent provided in the resolution of the Board of Directors creating such committee or in these Bylaws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company and may authorize the seal, if any, of the Company to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority in reference to amending the Certificate of Incorporation or these Bylaws or to approve or adopt, or recommend to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware (“DGCL”) to be submitted to stockholders for approval.

SECTION 8. MEETINGS. Regular meetings of the Board of Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Board of Directors.

Special meetings of the Board of Directors may be called by the President or by the Secretary of the Company on the written request of any two directors on at least two days’ prior written notice to each director and shall be held at such place or places as may be determined by the director or as may be stated in the notice of the meeting.

Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting.

SECTION 9. QUORUM. A majority of the directors shall constitute a quorum for the transaction of business. If at any meeting of the Board of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

SECTION 10. COMPENSATION. Directors shall not receive any stated salary for their services as directors or as members of committees; provided, however, that, by resolution of the Board of Directors, a fixed fee and expenses of attendance may be allowed for attendance at each meeting. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

SECTION 11. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if prior to such action a written consent thereto is signed by all members of the Board of Directors or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board of Directors or such committee.

ARTICLE IV

OFFICERS

SECTION 1. OFFICERS. The officers of the Company shall be a President, a Treasurer and a Secretary, all of whom shall be elected by the Board of Directors from time to time and each of whom shall, unless otherwise determined by the Board of Directors, hold office until the earliest of his or her removal in accordance with Article IV, Section 3, resignation in accordance with Article IV, Section 2 or death or until his or her successor shall be elected and take office. In addition, the Board of Directors may elect a Chairman, one or more Vice Presidents and one or more Assistant Secretaries, Assistant Treasurers or such other officers as they may deem proper. None of the officers of the Company need be directors. More than two offices may be held by the same person.

SECTION 2. RESIGNATIONS. Any officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the President, Secretary or Chairman of the Board of Directors of the Company. Unless expressly specified in such resignation, the acceptance of a resignation shall not be necessary to make it effective.

SECTION 3. REMOVAL. Except as hereinafter provided, any officer or officers may be removed either for or without cause at any time by the Board of Directors.

SECTION 4. CHAIRMAN. The Chairman of the Board of Directors, if one is elected, shall preside at all meetings of the Board of Directors and he or she shall have and perform such other duties as from time to time may be assigned to him or her by the Board of Directors.

SECTION 5. PRESIDENT. The President shall be the chief executive officer of the Company and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. He or she shall preside at all meetings of the stockholders if present thereat and, in the absence or nonelection of the Chairman of the Board of Directors, at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the Company. Except as the Board of Directors shall authorize the execution thereof in some other manner, he or she shall execute bonds, mortgages and other contracts on behalf of the Company and shall cause the seal, if any, to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

SECTION 6. VICE PRESIDENT. Each Vice President shall have such powers and shall perform such duties as shall be assigned to him or her by the Board of Directors, and to the extent not so provided, as generally pertain to his or her respective office(s), subject to the control of the Board of Directors.

SECTION 7. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the Company. He or she shall deposit all moneys and other valuables in the name and to the credit of the Company in such depositaries as may be designated by the Board of Directors.

The Treasurer shall disburse the funds of the Company as may be ordered by the Board of Directors or the President, taking proper vouchers for such disbursements. He or she shall render to the President and the Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all of his or her transactions as Treasurer and of the financial condition of the Company. If required by the Board of Directors, he or she shall give the Company a bond for the faithful discharge of his or her duties in such amount and with such surety as the Board of Directors shall prescribe.

SECTION 8. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and directors and all other notices required by law or by these Bylaws. In case of his or her absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President. He or she shall record all the proceedings of the meetings of the Company and of the Board of Directors in a book to be kept for that purpose and shall perform such other duties as may be assigned to him or her by the Board of Directors or the President. He or she shall have the custody of the seal, if any, of the Company and shall affix the same to all instruments requiring it, when authorized by the Board of Directors or the President, and attest the same.

SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

SECTION 10. OTHER OFFICERS. All other officers of the Company, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.

ARTICLE V

MISCELLANEOUS

SECTION 1. UNCERTIFICATED SHARES. Shares of the Company’s stock shall be issued in uncertificated form.

SECTION 2. TRANSFER OF SHARES. The shares of stock of the Company shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives. A record shall be made of each transfer and, whenever a transfer shall be made for collateral security and not absolutely, it shall be so expressed in the entry of the transfer.

SECTION 3. STOCKHOLDERS RECORD DATE. In order that the Company may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting or more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 4. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor declare dividends upon the capital stock of the Company as and when they deem expedient. Before declaring any dividend, there may be set apart out of any funds of the Company available for dividends such sum or sums as the Board of Directors from time to time in its discretion deems proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board of Directors shall deem conducive to the interests of the Company.

SECTION 5. SEAL. The Company shall have no seal.

SECTION 6. FISCAL YEAR. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

SECTION 7. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company shall be signed by such officer or officers or agent or agents of the Company and in such manner as shall be determined from time to time by resolutions of the Board of Directors.

SECTION 8. DEPOSITS. All funds of the Company shall be deposited from time to time to the credit of the Company in such bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of such deposit, checks, drafts, warrants and other orders for the payment of money that are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by the Treasurer or by such agents of the Company as the Board of Directors may authorize for that purpose.

SECTION 9. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these Bylaws to be given, personal notice is not meant unless expressly so stated and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his or her address as it appears on the records of the Company and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meetings except as otherwise provided by statute.

Whenever any notice whatsoever is required to be given under the provisions of any law or under the provisions of the Certificate of Incorporation or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting.

ARTICLE VI

AMENDMENTS

These Bylaws may be altered or repealed and Bylaws may be made (i) at any annual meeting of the stockholders (or at any special meeting thereof if notice of the proposed alteration or repeal or Bylaw or Bylaws to be made is contained in the notice of such special meeting) by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat or (ii) by the affirmative vote of a majority of the Board of Directors at any regular or special meeting of the Board of Directors.

ARTICLE VII

FORUM FOR ADJUDICATION OF DISPUTES

SECTION 1. FORUM. Unless the Company, in writing, selects or consents to the selection of an alternative forum, the sole and exclusive forum for any complaint asserting any internal corporate claims (as defined below), to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware). For purposes of this Article VII, internal corporate claims means claims, including claims in the right of the Company: (a) that are based upon a violation of a duty by a current or former director, officer, employee or stockholder in such capacity; or (b) as to which the DGCL confers jurisdiction upon the Court of Chancery. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of stock of the Company shall be deemed to have notice of and consented to the provisions of this Article VII.

SECTION 2. ENFORCEABILITY. If any provision of this Article VII shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of this Article VII (including, without limitation, each portion of any sentence of this Article VII containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities or circumstances shall not in any way be affected or impaired thereby.

ARTICLE VIII

INDEMNIFICATION

SECTION 1. DEFINITIONS. For purposes of this Article: (a) “Officer” means any person who serves or has served as a Director or officer of the Company or in any other office filled by election or appointment by the stockholders or the Board of Directors of the Company and any heirs, executors, administrators or personal representatives of such person; (b) “Non-Officer Employee” means any person who serves or has served as an employee of the Company, but who is not or was not an Officer, and any heirs, executors, administrators or personal representatives of such person; (c) “Proceeding” means any threatened, pending, or completed action, suit or proceeding (or part thereof), whether civil, criminal, administrative, arbitrative or investigative, any appeal of such an action, suit or proceeding, and any inquiry or investigation which could lead to such an action, suit, or proceeding; and (d) “Expenses” means any liability fixed by a judgment, order, decree or award in a Proceeding, any amount reasonably paid in settlement of a Proceeding and any professional fees and other expenses and disbursements reasonably incurred in a Proceeding or in settlement of a Proceeding, including fines, taxes and penalties relating thereto.

SECTION 2. OFFICERS. Except as provided in Section 4 of this Article VIII, each Officer of the Company shall be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader rights than said law permitted the Company to provide prior to such amendment) against any and all Expenses incurred by such Officer in connection with any Proceeding in which such Officer is involved as a result of serving or having served (a) as an Officer or employee of the Company, (b) as a director, officer or employee of any subsidiary of the Company, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the written request or direction of the Company, including service with respect to employee or other benefit plans, and shall continue as to an Officer after he or she has ceased to be an Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives; provided, however, that the Company shall indemnify any such Officer seeking indemnification in connection with a Proceeding initiated by such Officer only if such Proceeding was authorized by the Board of Directors of the Company.

SECTION 3. NON-OFFICER EMPLOYEES. Except as provided in Section 4 of this Article VIII, each Non-Officer Employee of the Company may, in the discretion of the Board of Directors, be indemnified by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader rights than said law permitted the Company to provide prior to such amendment) against any or all Expenses incurred by such Non-Officer Employee in connection with any Proceeding in which such Non- Officer Employee is involved as a result of serving or having served (a) as a Non-Officer Employee of the Company, (b) as a director, officer or employee of any subsidiary of the Company, or (c) in any capacity with any other corporation, organization, partnership, joint venture, trust or other entity at the request or direction of the Company, including service with respect to employee or other benefit plans, and shall continue as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators; provided, however, that the Company may indemnify any such Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Company.

SECTION 4. GOOD FAITH. No indemnification shall be provided pursuant to this Article VIII to an Officer or to a Non-Officer Employee with respect to a matter as to which such person shall have been finally adjudicated in any Proceeding (i) not to have acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and (ii) with respect to any criminal Proceeding, to have had reasonable cause to believe his or her conduct was unlawful. In the event that a Proceeding is compromised or settled prior to final adjudication so as to impose any liability or obligation upon an Officer or Non-Officer Employee, no indemnification shall be provided pursuant to this Article VIII to said Officer or Non-Officer Employee with respect to a matter if there be a determination that with respect to such matter such person did not act in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful. The determination contemplated by the preceding sentence shall be made by (i) a majority vote of those Directors who are not involved in such Proceeding (the “Disinterested Directors”); (ii) by the stockholders; or (iii) if directed by a majority of Disinterested Directors, by independent legal counsel in a written opinion. However, if more than half of the Directors are not Disinterested Directors, the determination shall be made by (i) a majority vote of a committee of one or more disinterested Director(s) chosen by the Disinterested Director(s) at a regular or special meeting; (ii) by the stockholders; or (iii) by independent legal counsel chosen by the Board of Directors in a written opinion.

SECTION 5. PRIOR TO FINAL DISPOSITION. Unless otherwise determined by (i) the Board of Directors, (ii) if more than half of the Directors are involved in a Proceeding by a majority vote of a committee of one or more Disinterested Director(s) chosen in accordance with the procedures specified in Section 4 of this Article or (iii) if directed by the Board of Directors, by independent legal counsel in a written opinion, any indemnification extended to an Officer or Non-Officer Employee pursuant to this Article VIII shall include payment by the Company or a subsidiary of the Company of Expenses as the same are incurred in defending a Proceeding in advance of the final disposition of such Proceeding upon receipt of an undertaking by such Officer or Non-Officer Employee seeking indemnification to repay such payment if such Officer or Non-Officer Employee shall be adjudicated or determined not to be entitled to indemnification under this Article VIII.

SECTION 6. CONTRACTUAL NATURE OF RIGHTS. The foregoing provisions of this Article VIII shall be deemed to be a contract between the Company and each Officer and Non-Officer Employee who serves in such capacity at any time while this Article VIII is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts. If a claim for indemnification or advancement of expenses hereunder by an Officer or Non-Officer Employee is not paid in full by the Company within 60 days after a written claim for indemnification or documentation of expenses has been received by the Company, such Officer or Non-Officer Employee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim, and if successful in whole or in part, such Officer or Non- Officer Employee shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Company (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification or advancement of expenses under this Article VIII shall not be a defense to the action and shall not create a presumption that such indemnification or advancement is not permissible

SECTION 7. NON-EXCLUSIVITY OF RIGHTS. The provisions in respect of indemnification and the payment of expenses incurred in defending a Proceeding in advance of its final disposition set forth in this Article VIII shall not be exclusive of any right which any person may have or hereafter acquire under any statute, provision of the Certificate or these By- Laws, agreement, vote of stockholders or disinterested directors or otherwise; provided, however, that in the event the provisions of this Article VIII in any respect conflict with the terms of any agreement between the Company or any of its subsidiaries and any person entitled to indemnification under this Article VIII, then the provision which is more favorable to the relevant individual shall govern.

SECTION 8. INSURANCE. The Company may maintain insurance, at its expense, to protect itself and any Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Company or any such Officer or Non-Officer Employee, or arising out of any such status, whether or not the Company would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article VIII.